EMPLOYMENT AGREEMENT


     AGREEMENT made as of the 26th day of August, 2002, by and between PIPELINE DATA INC., a Delaware corporation having offices at 250 East Hartsdale Avenue, Suite 21, Hartsdale, New York (the "Company"), NORTHERN MERCHANT SERVICES, INC., a New York corporation having offices at 12 West Main St. PO Box 393, Brasher Falls, New York ("Subsidiary") and NANCY WELLER (the "Executive").

                              W I T N E S S E T H:
                               -------------------

     WHEREAS, the Company, Subsidiary and the Executive wish to set forth the terms and conditions of the Executive's employment by the Company under the terms of this Agreement effective as of the closing date contemplated by that certain Acquisition Agreement by and among the parties, dated August 26, 2002 (the "Effective Date").

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Employment. The Company agrees to employ the Executive for the Term specified in paragraph 2 and in the capacities set forth in paragraph 3 and the Executive agrees to accept such employment, upon the terms and conditions hereinafter set forth.

     2. Term. This Agreement shall be for a term commencing on the Effective Date and it shall expire four years thereafter (the "Term").

     3. Duties and Responsibilities.

     (a) During the Term, the Executive shall serve as an officer of the Subsidiary and shall have the title of Vice President . In so serving, he shall report to the President of the Company and shall be the an executive officer of the Subsidiary with responsibility and status commensurate with such position.

     (b) The Executive shall devote his full-time business efforts to the affairs of the Company and Subsidiary. Other activities of the Executive shall not materially conflict with the terms of this Agreement. The Executive will (i) devote his best efforts, skill and ability to promote the Company's and
Subsidiary's interests; (ii) carry out his duties in a competent and professional manner; (iii) work with other employees of the Company and Subsidiary in a competent and professional manner; and (iv) generally promote the best interests of the Company and Subsidiary.

     (c) The Executive's principal place of employment shall be at the principal offices of the Subsidiary (and such locations to which such principal office shall be relocated) subject to reasonable travel requirements on behalf of the Company.

     4. Compensation.

     (a) As compensation for services hereunder and in consideration of his agreement not to compete as set forth in paragraph 10 below, the Company shall pay the Executive during the Term, in accordance with the Company's normal payroll practices, base salary compensation at an annual rate of $150,000 (the "Base Salary").

     (b) The Executive shall be entitled to receive an incentive bonus (the "Incentive Bonus") of up to $150,000 upon meeting or exceeding certain financial, sales or other goals set forth annually in advance by the Board of Directors of the Company.

     (c) The Executive shall be entitled to receive a performance bonus (the "Performance Bonus") upon meeting or exceeding certain financial, sales or other goals which are above and beyond those goals set forth for the Incentive Bonus with the amount of such Performance Bonus being determined by the Board of Directors

     5. Expenses; Fringe Benefits.

     (a) During the Term, the Executive shall be entitled to participate in the benefit plans established by the Company for the benefit of its key executives.

     (b) The Executive shall be entitled to four (4) weeks of paid vacation.

     (c) The Executive shall have an automobile or an automobile allowance of $600.00 per month minimum.

     6. Discharge by Company. The Company shall be entitled to immediately terminate the Term and to discharge the Executive for cause without further remuneration, which shall be limited to the following grounds:

     (i) fraud, misappropriation or embezzlement by Executive involving Employer or any subsidiary or affiliate thereof;

     (ii) the conviction in any jurisdiction of Executive for any crime involving a felony; causing material adverse effect to company

     (iii) Executive's demonstrated voluntary unwillingness to perform his duties, including Executive's failure or refusal to carry out or perform such actions or duties as he is specifically directed to carry out or perform by the President and Chief Executive Officer or the Board of Directors of Employer, provided that Executive shall not be required to perform any illegal or unethical act;

     (iv) the willful engaging by Executive in conduct which has or could reasonably be expected to have a material adverse effect on Employer or any of its subsidiaries or affiliates;

     (v) the material breach by Executive of any representations, warranties, agreements or covenants made by Executive in this Agreement or any other agreement between Employer and Executive; or

     (vi) Commission of a willful or intentional act or act of gross malfeasance which could injure the reputation, business or business or business relationships of the Company including the violation of the terms of paragraphs 9 and/or 10 hereof.

     7. Disability, Death.

     (a) If the Executive shall be unable to perform his duties hereunder by virtue of illness or physical or mental incapacity or disability (from any cause or causes whatsoever) in substantially the manner and to the extent required hereunder prior to the commencement of such disability as determined by a competent medical doctor (all such causes being herein referred to as "Disability") and the Executive shall fail to have performed substantially such duties for 90 consecutive days or for periods aggregating 180 days, whether or not continuous, in any continuous period of one year (such 90th or 180th day to be known as the "Disability Date"), the Company shall have the right to terminate the Executive's employment hereunder as at the end of any calendar month thereafter upon written notice to him. The Executive shall be entitled to his Base Salary for the three month period following disability payable on the Company's regular payroll schedule.

     (b) In case of the death of the Executive, this Agreement shall terminate and the Company shall be obligated to pay to the Executive's estate or as otherwise directed by the Executive's duly appointed and authorized legal representative, his Base Salary for the three month period following death payable on the Company's regular payroll schedule.

     8. Voluntary Termination. If the Executive voluntarily terminates his employment prior to the end of the Term, he shall entitled to receive his salary for the twelve month period following his termination as well as his bonus stock allocation pursuant to the provisions 2.3 that certain Acquisition Agreement signed by the parties on the date hereof, except that the bonus stock allocation shall only be awarded for the twelve month period following termination, subject to the four year expiration period as provided in provision 2.3.

     9. Confidential Information. The Executive recognizes that he will occupy a position of trust with respect to business and technical information of a secret or confidential nature which is the property of the Company, or any of its affiliates, and which has been and will be imparted to him from time to time in the course of his employment with the Company. In light of this understanding, the Executive agrees that:

     (a) the Executive shall not at any time knowingly use or disclose, directly or indirectly, any of the confidential information or trade secrets which is the property of the Company, or any of its affiliates, to any person, except that he may use and disclose to authorized Company personnel, licensees or franchisees in the course of his employment; and

     (b) within five (5) days from the date upon which his employment with the Company is terminated, for any reason or for no reason, or otherwise upon the request of the Company, he shall return to the Company any and all documents and materials which constitute or contain the confidential information or trade secrets of the Company, or any of its affiliates.

     For purposes of this Agreement, the terms "confidential information" or "trade secrets" shall include all information of any nature and in any form which is owned by the Company, or any of its affiliates, and which is not publicly available or generally known to persons engaged in businesses similar to that of the Company, or any of its affiliates.

     10. Non-Competition.

     (a) The Executive agrees that his services hereunder are of a special character, and his position with the Company places him in a position of confidence and trust with the Company's agents, clients, customers and employees. The Executive and the Company agree that in the course of employment hereunder, the Executive has and will continue to develop a personal acquaintanceship and relationship with the Company's agents, clients and customers, and a knowledge of those clients' and customers' affairs and requirements which may constitute the Company's primary or only contact with such clients and customers. The Executive consequently agrees that it is reasonable and necessary for the protection of the goodwill and business of the Company that the Executive make the covenants contained herein. Accordingly, the Executive agrees that while he is in the Company's employ the Executive will not, without the prior written consent of the Company, either directly or indirectly, or in any capacity whether as a promoter, proprietor, partner, joint venturer, employee, agent, consultant, director, officer, manager, shareholder (except as a shareholder holding less than five percent (5%) of a publicly traded company's issued and outstanding capital stock, or otherwise) work for, act as a consultant to or own any interest in any direct competitor of the Company which operates in or provides services essentially the same as the Company in any portion of the geographic territory where the Company operates or sells its products or services. The Executive further agrees that during the Term, and for the Three year period following the Executive's termination of employment with the Company, the Executive will not solicit, entice, induce or persuade: (i) any employee, agent, client or customer of the Company; or (ii) any person or entity had been engaged in negotiations with the Company to become, an employee, artist, client or customer of the Company during the six month period prior to the Executive's termination of employment with the Company, to alter, terminate or refrain from extending or renewing any contractual or other relationship with the Company, or commence a similar or substantially similar relationship with the Executive, any entity with whom the Executive is affiliated or employed by or any direct competitor of the Company.

     (b) As used in this paragraph 10, the term "Company" shall include subsidiaries, officers, directors, employees, licensees, sub-licensees and franchisees of the Company, the term "customer" shall mean any person or entity who is then, or who had been at any time during the one year period immediately preceding the date of termination of the Executive's employment, a customer of the Company, and the term "client" shall mean any person or entity who is then, or who had been at any time during the one year period immediately preceding the date of termination of the Executive's employment, a client represented by, signed by, working for or collaborating with the Company.

     (c) The parties hereto agree that the duration and area for which the covenant not to compete set forth herein is to be effective are reasonable. In the event that any court determines that the time period or the area, or both of them, are unreasonable and that such covenant is to that extent unenforceable, the parties hereto agree that the covenant shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable.

     (d) If the Executive commits a material breach or is about to commit a material breach, of any of the above provisions, the Company shall have the right to temporary and preliminary injunctive relief to prevent the continuance or commission of such breach prior to any hearing on the merits and to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company. In addition, the Company may take all such other actions and remedies available to it under law or in equity and shall be entitled to such damages as it can show it has sustained by reason of such breach.

     (e) The existence of any claim or cause of action of the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of those covenants and agreements.

     11. Resolution of Disputes. Any dispute by and among the parties hereto arising out of or relating to this Agreement, the terms, conditions or a breach thereof, or the rights or obligations of the parties with respect thereto, shall be arbitrated in the City of New York, New York before and pursuant to then applicable commercial rules and regulations of the American Arbitration Association, or any successor organization. The arbitration proceedings shall be conducted by a panel of three arbitrators, one of whom shall be selected by the Company, one by the Executive (or his legal representative) and the third arbitrator by the first two so chosen. The parties shall use their best efforts to assure that the selection of the arbitrators shall be completed within 30 days and the parties shall use their best efforts to complete the arbitration as quickly as possible. In such proceeding, the arbitration panel shall determine who is a substantially prevailing party and shall award to such party its reasonable attorneys', accountants' and other professionals' fees and its costs incurred in connection with the proceeding. The award of the arbitration panel shall be final, binding upon the parties and nonappealable and may be entered in and enforced by any court of competent jurisdiction, such court may add to the award of the arbitration panel additional reasonable attorneys' fees and costs incurred by the substantially prevailing party in attempting to enforce such award.

     12. Enforceability. The failure of either party at any time to require performance by the other party of any provision hereunder shall in no way affect the right of that party thereafter to enforce the same, nor shall it affect any other party's right to enforce the same, or to enforce any of the other provisions of this Agreement; nor shall the waiver by either party of the breach of any provision hereof be taken or held to be a waiver of any subsequent breach of such provision or as a waiver of the provision itself.

     13. Assignment. This Agreement is a personal contract and the Executive's rights and obligations hereunder may not be sold, transferred, assigned, pledged or hypothecated by the Executive. The rights and obligations of the Company hereunder shall be binding upon and run in favor of the successors and assigns of the Company. If any assignment or transfer of rights hereunder is attempted by the Executive contrary to the provisions hereof, the Company shall have no further liability for payments hereunder.

     14. Modification. This Agreement may not be cancelled, changed, modified or amended orally, and no cancellation, change, modification or amendment shall be effective or binding, unless it is in writing, signed by both parties to this Agreement.

     15. Severability; Survival. If any provision of this Agreement is held to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement nevertheless shall be binding upon the parties with the same effect as though the void or enforceable part has been severed and deleted.

     16. Notice. Notices given pursuant to the provisions of this Agreement shall be sent by certified mail, postage prepaid, or by overnight courier, or by telex, telecopier or telegraph, charges prepaid, to the addresses first written above.

     17. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     18. No Conflict. The Executive represents and warrants that he is not subject to any agreement, instrument, order, judgment or decree of any kind, or any other restrictive agreement of any character, which would prevent him from entering into this agreement or which would be breached by the Executive upon his performance of his duties pursuant to this agreement

     19. Entire Agreement. This agreement represents the entire agreement between the Company and the Executive with respect to the subject matter hereof, and all prior agreements relating to the employment of the Executive, written or oral, are nullified and superseded hereby.

     IN WITNESS WHEREOF, the parties have set their hands and seals on and as of the day and year first above written.

PIPELINE DATA INC.



By: /s/ MacAllister Smith
    ------------------------
         Name:  MacAllister Smith
         Title: Chief Executive Officer

NORTHERN MERCHANT SERVICES, INC.



By: /s/ Nancy Weller
   -------------------------
         Name:  Nancy Weller
         Title: President



/s/ Nancy Weller
-------------------------
Nancy Weller